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                                                                 EXHIBIT 10.19

                            AURORA ELECTRONICS, INC.
                             1996 STOCK OPTION PLAN

         1. Purpose of the Plan. This Plan shall be known as the Aurora Electronics, Inc. 1996 Stock Option Plan. The purpose of the Plan is to attract and retain the best available personnel for positions of substantial responsibility and to provide incentives to such personnel to promote the success of the business of Aurora Electronics, Inc., and its subsidiaries.

         Certain options granted under this Plan are intended to qualify as "incentive stock options" pursuant to Section 422 of the Internal Revenue Code of 1986, as amended from time to time, while certain other options granted under the Plan will constitute nonqualified options.

         2. Definitions. As used herein, the following definitions shall apply:

                  (a) "Board" shall mean the Board of Directors of the Corporation.

                  (b) "Closing Date" shall mean the date of the closing of the Corporation's tender offer to purchase from its stockholders up to 6,500,000 shares of Common Stock pursuant to the Offer to Purchase dated February 23, 1996.

                  (c) "Common Stock" shall mean the Common Stock, $.03 par value per share, of the Corporation. Except as otherwise provided herein, all Common Stock issued pursuant to the Plan shall have the same rights as all other issued and outstanding shares of Common Stock, including but not limited to voting rights, the right to dividends, if declared and paid, and the right to pro rata distributions of the Corporation's assets in the event of liquidation.

                  (d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  (e) "Committee" shall have the meaning set forth in Section 18(a) of this Plan.

                  (f) "Corporation" shall mean Aurora Electronics, Inc., a Delaware corporation.

                  (g) "Date of Grant" shall mean the date on which an Option is granted pursuant to this Plan or, if the Committee so determines, the date specified by the Committee as the date the award is to be effective.

                  (h) "Disinterested Director" shall mean a director who is not, during the one year prior to service as an administrator of the Plan, or during such service, granted an Option pursuant to the Plan or any other plan of the Corporation or any of its affiliates (except as may be permitted by Rule 16b-3 promulgated under the Exchange Act).

                  (i) "Employee" shall mean any officer or other key employee of the Corporation or one of its Subsidiaries (including any director who is also an officer or key employee of the Corporation or one of its Subsidiaries).

                  (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

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                  (k) "Exercise Price" shall mean the Option price for a share of Common Stock subject to an Option.

                  (l) "Fair Market Value" shall mean the closing sale price (or average of the quoted closing bid and asked prices if there is no closing sale price reported) of the Common Stock on the date specified as reported by the American Stock Exchange or the principal national stock exchange on which the Common Stock is then listed, or if the Common Stock is not listed on the American Stock Exchange or a national stock exchange, as reported by the National Association of Securities Dealers Automated Quotation System (NASDAQ). If there is no reported price information for the Common Stock on an exchange or by NASDAQ, the Fair Market Value will be determined by the Committee, in its sole discretion. In making such determination, the Committee may, but shall not be obligated to, commission and rely upon an independent appraisal of the Common Stock.

                  (m) "Non-electing Unvested Amount" shall mean the total number of shares of Common Stock as of the Closing Date subject to unvested Prior Options with respect to which employees holding the Prior Options do not agree to accept the Corporation's offer to exchange their Prior Options for Options.

                  (n) "Non-electing Vested Amount" shall mean the total number of shares of Common Stock as of the Closing Date subject to vested Prior Options with respect to which employees holding the Prior Options do not agree to accept the Corporation's offer to exchange their Prior Options for Options.

                  (o) "Nonqualified Option" shall mean any Option that is not a Qualified Option.

                  (p) "Option" shall mean a stock option granted pursuant to
Section 6 of this Plan.

                  (q) "Optionee" shall mean any Employee or director who receives an Option.

                  (r) "Participant" shall mean an Employee or director who receives an Option pursuant to this Plan.

                  (s) "Plan" shall mean the Aurora Electronics, Inc. 1996 Stock Option Plan, as amended from time to time.

                  (t) "Prior Option" shall mean any option or warrant issued by the Corporation (or its predecessor) to acquire Common Stock of the Corporation which is held by an existing Employee and which was outstanding immediately prior to the Closing Date.

                  (u) "Qualified Option" shall mean any Option that is intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

                  (v) "Rule 16b-3" shall mean Rule 16b-3 of the rules and regulations under the Exchange Act as Rule 16b-3 may be amended from time to time, and any successor provisions to Rule 16b-3 under the Exchange Act.

                  (w) "Subsidiary" shall mean any now existing or hereinafter organized or acquired company of which at least fifty percent (50%) of the issued and outstanding voting stock is owned or





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controlled directly or indirectly by the Corporation or through one or more
Subsidiaries of the Corporation.

                  (x) "Tranche A Amount" shall mean 1,786,247 shares of Common Stock.

                  (y) "Tranche B Amount" shall mean 1,488,539 shares of Common Stock.

                  (z) "Tranche C Amount" shall mean 1,935,101 shares of Common Stock.

         3. Term of Plan. The Plan has been adopted by the Board and, to qualify for the benefits of Rule 16b-3 and to permit the granting of Qualified Options, shall be submitted for approval by the shareholders of the Corporation at the next annual meeting thereof. The Plan shall be deemed approved by the shareholders upon the affirmative vote of the holders of a majority of the shares of the Corporation present or represented and entitled to vote at a meeting duly held in accordance with Delaware law, and shall continue in effect until terminated pursuant to Section 18(a) of this Plan.

         4. Shares Subject to the Plan. Except as otherwise provided in Section 18 of this Plan, the aggregate number of shares of Common Stock issuable upon the exercise of Options pursuant to this Plan shall not exceed 5,209,886. Such shares may either be authorized but unissued shares or treasury shares. The Corporation shall, during the term of this Plan, reserve and keep available a number of shares of Common Stock sufficient to satisfy the requirements of this Plan.

         5. Eligibility. Qualified Options may be granted under Section 6 of this Plan to such Employees of the Corporation or its Subsidiaries as shall be determined by the Committee. Nonqualified Options may be granted under Section 6 of this Plan to such Employees and directors of the Corporation or its Subsidiaries as shall be determined by the Committee. Subject to the limitations and qualifications set forth in this Plan, the Committee shall also determine the number of Options to be granted, the number of shares subject to each Option, the exercise price or prices of each Option, the vesting and exercise period of each Option, whether an Option may be exercised as to less than all of the Common Stock subject thereto, and such other terms and conditions of each Option, if any, as are consistent with the provisions of this Plan. In connection with the granting of Qualified Options, the aggregate Fair Market Value (determined at the Date of Grant of a Qualified Option) of the shares with respect to which Qualified Options are exercisable for the first time by an Optionee during any calendar year (under all such plans of the Optionee's employer corporation and its parent and subsidiary corporations as defined in
Section 424(e) and (f) of the Code, or a corporation or a parent or subsidiary corporation of such corporation issuing or assuming an Option in a transaction to which Section 424(a) of the Code applies (collectively, such corporations described in this sentence are hereinafter referred to as "Related Corporations")) shall not exceed $100,000 or such other amount as from time to time may be provided in Section 422(d) of the Code or any successor provision. In connection with the granting of any Options under the Plan, the maximum number of shares of Common Stock issuable to any single Employee shall not exceed the number of shares subject to the Plan referred to in Section 4 hereof.

         6. Grant of Options.

                  (a) Tranche A Options. The total amount of Common Stock to be subject to Options under this Section 6(a) ("Tranche A Options") shall be equal to the Tranche A Amount. Each Tranche A Option (other than Tranche A1 Options (defined below)) shall vest immediately on the date of grant thereof; provided, however, that one-half of the Tranche A Options granted to each of Jim C. Cowart, David A. Lahar and John P. Grazer (such Tranche A Options are hereinafter referred to as

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"Tranche A1 Options") shall each vest ratably on the first day of each month for the 24 months following the first anniversary of the Closing Date. Each Tranche A1 Option shall expire, and shall not be exercisable, with respect to any unvested portion, on the date that the holder of the Tranche A1 Option leaves the Corporation voluntarily (which shall not include termination of a result of death or disability) or is terminated for cause. If a holder of a Tranche A1 Option is terminated by the Corporation for any other reason, his unvested Tranche A1 Options shall vest upon termination.

                  (b) Tranche B Options. The maximum amount of Common Stock to be subject to Options under this Section 6(b) ("Tranche B Options") shall be equal to the Tranche B Amount. Each Tranche B Option shall vest at the rate of 12.5% semi-annually over a four-year period. With respect to each Tranche B Option having a Date of Grant on or prior to April 30, 1996, the vesting dates shall be September 30, 1996, and each March 31 and September 30 thereafter through March 31, 2000. With respect to each Tranche B Option having a Date of Grant after April 30, 1996, the first vesting date shall be the last day of the calendar quarter immediately following six months after the Date of Grant (the "First Vesting Date"), with the remaining vesting dates being the next seven six-month anniversaries of the First Vesting Date. Each Tranche B Option shall expire, and shall not be exercisable, with respect to any unvested portion, on the date that the holder of the Tranche B Option is no longer an employee of the Corporation.

                  (c) Tranche C Options. The maximum amount of Common Stock to be subject to Options under this Section 6(c) ("Tranche C Options") shall be equal to the Tranche C Amount. Each Tranche C Option shall vest at the rate of 25% each year over a four-year period commencing on the fifth anniversary of the Closing Date or the Date of Grant of the Tranche C Option (whichever is later); provided, however, some or all Tranche C Options may, in the discretion of the Committee, be subject to accelerated vesting according to annual performance-based targets based on the Corporation's actual and projected earnings before interest, taxes, depreciation and amortization less capital expenditures. Notwithstanding the foregoing, the vesting of no more than 25% of the Tranche C Options may accelerate in any given annual period (the "Subject Year"); provided, however, that the vesting of 50% of a Tranche C Option may accelerate in the Subject Year if, in the immediately prior annual period, vesting of the Tranche C Option was not accelerated as a result of failure to meet the relevant performance-based target and the relevant performance-based target applicable to the Subject Year is met. Each Tranche C Option shall expire, and shall not be exercisable, with respect to any unvested portion, on the date that the holder of the Tranche C Option is no longer an employee of the Corporation.

                  (d) Reissued Options. If an Option should expire or become unexercisable for any reason without having been exercised in full, then the shares that were subject thereto shall, unless the Plan shall have terminated, be available for the grant of additional Options (hereinafter referred to as a "Reissued Option"). A Reissued Option shall contain such terms and provisions as are approved by the Committee and executed on behalf of the Corporation by an appropriate officer, and is not required to be a Tranche A, Tranche A1, Tranche B or Tranche C Option. To the extent there are sufficient shares of Common Stock available to issue an Option as a Reissued Option, a Tranche A Option, Tranche A1 Option, Tranche B Option or a Tranche C Option, the Committee shall determine in its sole discretion whether the Option is a Reissued Option or a Tranche A Option, Tranche A1 Option, Tranche B Option or a Tranche C Option.

                  (e) Provisions Applicable to All Options. Each Option shall be evidenced by an Option agreement. Subject to the limitations set forth in this
Section 6, each Option agreement shall contain such terms and provisions as are approved by the Committee and executed on behalf of the Corporation by an appropriate officer.




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         7. Time of Grant of Options. The Date of Grant for each Option shall be the date on which the Committee awards the Option or, if the Committee so determines, the date specified by the Committee as the date the award is to be effective. Notice of the grant shall be given to each Participant to whom an Option is granted promptly after the date of such grant.

         8. Price. The Exercise Price for each Tranche A Option and any other Option whose Date of Grant is on or before April 30, 1996 shall be $2.125. The Exercise Price for any other Option granted pursuant to Section 6 of this Plan shall be determined by the Committee at the Date of Grant; provided, however, that (a) the Exercise Price for any Qualified Option shall not be less than 100% of the Fair Market Value of the Common Stock at the Date of Grant, and (b) if the Optionee owns on the Date of Grant more than 10 percent of the total combined voting power of all classes of stock of the Corporation or its parent or any of its subsidiaries, as more fully described in Section 422(b)(6) of the Code or any successor provision (such shareholder is referred to herein as a "10-Percent Stockholder"), the Exercise Price for any Qualified Option granted to such Optionee shall not be less than 110% of the Fair Market Value of the Common Stock at the Date of Grant.

         9. Vesting. Each Option shall vest in accordance with the vesting provisions set forth in the applicable Option agreement, provided that the vesting provisions set forth in each Option agreement shall comply with Section 6 of this Plan. The Committee may, but shall not be required to, permit acceleration of vesting upon any sale of the Corporation or similar transaction.

         10. Exercise. A Participant may pay the Exercise Price of the shares of Common Stock as to which an Option is being exercised by the delivery of cash, check or, at the Corporation's option, by the delivery of shares of Common Stock having a Fair Market Value on the date immediately preceding the exercise date equal to the Exercise Price; provided, however, that to the extent necessary for an Option to be accounted for as a fixed plan pursuant to generally accepted accounting principles, the Common Stock used to pay the Exercise Price shall be either shares (x) acquired by the Optionee in the public market, or (y) which have been held by the Optionee for more than six months and which were not acquired by the Optionee in the public market.

         If the shares to be purchased are covered by an effective registration statement under the Securities Act of 1933, as amended, any Option granted under the Plan may be exercised by a broker-dealer acting on behalf of an Optionee if
(a) the broker-dealer has received from the Optionee or the Corporation a fully- and duly-endorsed agreement evidencing such Option, together with instructions signed by the Optionee requesting the Corporation to deliver the shares of Common Stock subject to such Option to the broker-dealer on behalf of the Optionee and specifying the account into which such shares should be deposited,
(b) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise, and (c) the broker-dealer and the Optionee have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR Part 220, or any successor provision.

         11. When Qualified Options May be Exercised. No Qualified Option shall be exercisable at any time after the expiration of ten (10) years from the Date of Grant; provided, however, that if the Optionee with respect to a Qualified Option is a 10-Percent Stockholder on the Date of Grant of such Qualified Option, then such Option shall not be exercisable after the expiration of five
(5) years from its Date of Grant. In addition, if an Optionee of a Qualified Option ceases to be an employee of the Corporation or any Related Corporation for any reason, such Optionee's vested Qualified Options shall not be exercisable after (a) three months following the date such Optionee ceases to be an employee of the Corporation or any Related Corporation, if such cessation of service is not due to the death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code) of the Optionee, or


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(b) twelve months following the date such Optionee ceases to be an employee of the Corporation or any Related Corporation, if such cessation of service is due to the death or permanent and total disability (as defined above) of the Optionee. Upon the death of an Optionee, any vested Qualified Option exercisable on the date of death may be exercised by the Optionee's estate or by a person who acquires the right to exercise such Qualified Option by bequest or inheritance or by reason of the death of the Optionee, provided that such exercise occurs within both the remaining option term of the Qualified Option and twelve months after the date of the Optionee's death. This Section 11 only provides the outer limits of allowable exercise dates with respect to Qualified Options; the Committee may determine that the exercise period for a Qualified Option shall have a shorter duration than as specified above.

         12. Option Financing. Upon the exercise of any Option granted under the Plan, the Corporation may, but shall not be required to, make financing available to the Participant for the purchase of shares of Common Stock pursuant to such Option on such terms as the Committee shall specify.

         13. Withholding of Taxes. The Committee shall make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Corporation is required by any law or regulation of any governmental authority to withhold in connection with any Option including, but not limited to, withholding the issuance of all or any portion of the shares of Common Stock subject to such Option until the Participant reimburses the Corporation for the amount it is required to withhold with respect to such taxes, canceling any portion of such issuance in an amount sufficient to reimburse the Corporation for the amount it is required to withhold or taking any other action reasonably required to satisfy the Corporation's withholding obligation.

         14. Conditions Upon Issuance of Shares. The Corporation shall not be obligated to sell or issue any shares upon the exercise of any Option granted under the Plan unless the issuance and delivery of shares shall comply with all provisions of applicable federal and state securities laws and the requirements of any stock exchange upon which shares of the Common Stock may then be listed.

                  As a condition to the exercise of an Option, the Corporation may require the person exercising the Option to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of applicable federal and state securities laws.

                  The Corporation shall not be liable for refusing to sell or issue any shares covered by any Option if the Corporation cannot obtain authority from the appropriate regulatory bodies deemed by the Corporation to be necessary to lawfully sell or issue such shares. In addition, the Corporation shall have no obligation to any Participant, express or implied, to list, register or otherwise qualify the shares of Common Stock covered by any Option.

                  No Participant will be, or will be deemed to be, a holder of any Common Stock subject to an Option unless and until such Participant has exercised his or her Option and paid the purchase price for the subject shares of Common Stock. Each Option under this Plan shall be transferable only by will or the laws of descent and distribution and shall be exercisable during the Participant's lifetime only by such Participant.

                  To the extent required to comply with Rule 16b-3, any Common Stock issued pursuant to the exercise of an Option to a person who would be deemed an officer or director of the Corporation under Rule 16b-3 shall not be transferred until at least six months have elapsed from the Date of Grant to the date of disposition of the Common Stock.




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         15. Restrictions on Shares. Shares of Common Stock issued pursuant to this Plan shall be subject to restrictions on transfer under applicable federal and state securities laws. The Board may impose such additional restrictions on the ownership and transfer of shares of Common Stock issued pursuant to this Plan as it deems desirable; any such restrictions shall be set forth in any Option agreement entered into hereunder.

         16. Modification of Options. Subject to Section 6 of this Plan, at any time and from time to time, the Committee may execute an instrument providing for modification, extension or renewal of any outstanding Option, provided that no such modification, extension or renewal shall impair the Option without the consent of the holder of the Option or conflict with the provisions of Rule 16b-3. Notwithstanding the foregoing, in the event of such a modification, substitution, extension or renewal of a Qualified Option, the Committee may increase the exercise price of such Option if necessary to retain the qualified status of such Option.

         17. Effect of Change in Stock Subject to the Plan. In the event that each of the outstanding shares of Common Stock (other than shares held by dissenting stockholders) shall be changed into or exchanged for a different number or kind of shares of stock of the Corporation or of another corporation (whether by reason of merger, consolidation, reclassification, split-up, combination of shares or similar event), or in the event a stock split or stock dividend shall have occurred, then there shall be substituted for each share of Common Stock then subject to Options or available for Options the number and kind of shares of stock into which each outstanding share of Common Stock (other than shares held by dissenting stockholders) shall be so changed or exchanged, or the number of shares of Common Stock as is equitably required in the event of a stock split or stock dividend, together with an appropriate adjustment of the Exercise Price.

         18. Administration.

                  (a) Notwithstanding anything to the contrary herein, to comply with the requirements of Rule 16b-3, the Plan shall be administered by the Board, if each member is a Disinterested Director, or by a committee of two or more Disinterested Directors appointed by the Board (the group responsible for administering the Plan is referred to herein as the "Committee"). Options may be granted under this Plan only by majority agreement of the members of the Committee. Option agreements, in the forms as approved by the Committee, and containing such terms and conditions consistent with the provisions of this Plan as shall have been determined by the Committee, may be executed on behalf of the Corporation by the Chairman of the Board, the President or any Vice President of the Corporation. Except with respect to Section 18(b) of this Plan, the Committee shall have complete authority to construe, interpret and administer the provisions of this Plan and the provisions of the Option agreements entered into hereunder; to prescribe, amend and rescind rules and regulations pertaining to this Plan; to amend the Plan; to suspend, terminate or discontinue this Plan (subject to Section 18(d) of this Plan); and to make all other determinations necessary or deemed advisable in the administration of the Plan. In addition, the Board may amend or terminate this Plan at any time. The determinations, interpretations and constructions made by the Committee shall be final and conclusive. No member of the Committee shall be liable for any action taken, or failed to be taken, made in good faith relating to the Plan or any award thereunder, and the members of the Committee shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including attorneys' fees) arising therefrom to the fullest extent permitted by law.

                  (b) Members of the Committee shall be specified by the Board, and shall consist solely of Disinterested Directors. Disinterested Directors shall not be eligible to receive any Options.




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                  (c) Notwithstanding Section 18(a) of this Plan, to the extent necessary to comply with Rule 16b-3, no amendment may be made without the approval of the shareholders of the Corporation by the affirmative votes of the holders of a majority of the shares of the Corporation present or represented and entitled to vote at a meeting duly held in accordance with Delaware law, which amendment would materially (i) increase the benefits accruing to Participants, (ii) increase the number of securities which may be issued under the Plan, other than in accordance with Section 17 of this Plan, or (iii) modify the requirements as to eligibility for participation in the Plan.

                  (d) Although this Plan may be suspended, terminated or discontinued at any time, all Qualified Options must be granted within ten (10) years from the effective date of the Plan or the date the Plan is approved by the shareholders of the Corporation, whichever is earlier.

         19. Continued Employment Not Presumed. Nothing in this Plan or any document describing it nor the grant of any Option shall give any Participant the right to continue in the employment of the Corporation or affect the right of the Corporation to terminate the employment of any such person with or without cause.

         20. Liability of the Corporation. Neither the Corporation, its directors, officers or employees or the Committee, nor any Subsidiary which is in existence or hereafter comes into existence, shall be liable to any Participant or other person if it is determined for any reason by the Internal Revenue Service or any court having jurisdiction that any Qualified Option granted hereunder does not qualify for tax treatment as an incentive stock option under Section 422 of the Code.

         21. GOVERNING LAW. THE PLAN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF STATE OF DELAWARE AND THE UNITED STATES, AS APPLICABLE, WITHOUT REFERENCE TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

         22. Severability of Provisions. If any provision of this Plan is determined to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect the remaining provisions of the Plan, but such invalid, illegal or unenforceable provision shall be fully severable, and the Plan shall be construed and enforced as if such provision had never been inserted herein.




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